Independent Auditors' Consent



To the Shareholders and Board of Directors of Greenwich Street Municipal Fund Inc.:

We consent to the use of our report dated July 15, 1999 for the Greenwich Street Municipal Fund Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




	KPMG LLP


New York, New York
August 9, 1999